SciPlay Reports Second Quarter 2022 Results

Delivered Continued Growth with Revenues up 4% Year-Over-Year and 1% Sequentially
ARPDAU up 3% to $0.74 Year-Over-Year
Average MPU increased 5% Year-Over-Year While Maintaining Elevated AMRPPU
Returned $15 Million of Capital to Shareholders Through Share Repurchases, Representing 25% of Total Authorization in First Three Months of Program(1)

LAS VEGAS | August 9, 2022 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the second quarter ended June 30, 2022.
Josh Wilson, Chief Executive Officer of SciPlay, said, "We are pleased with the progress we made and the continued momentum we are seeing in our business. Our teams have been laser-focused on executing on the strategy we laid out during our investor day, and capitalizing on the opportunities we see ahead. We grew market share in the quarter, once again outperforming the social casino market. Our core business remains healthy even in a seasonally soft quarter, and we continue to progress on the integration of Alictus with the studio launching a number of new games in the quarter.

We grew our top line and continued to invest in our key initiatives to fuel long-term growth and profitability. Quick Hits® had its second consecutive quarter of record revenue and our largest games, like Jackpot Party® and Gold Fish Casino® continued to deliver strong results. We achieved a record payer conversion rate of 9.4% while maintaining our DAUs.

We continue to target full year 2022 revenue growth of 10% and we have refined our target for full year AEBITDA margin(2) to a range of 28% to 29%."

Daniel O'Quinn, Interim Chief Financial Officer of SciPlay, added "This was another solid quarter with SciPlay delivering year-over-year and sequential revenue growth. We are seeing our investments in our growth initiatives paying off as we continue to deliver strong engagement and monetization metrics. Our highly cash generative business, coupled with a very strong balance sheet allowed us to invest in our future while at the same time return capital to shareholders. In just three months, we purchased $15 million or 1.1 million of our Class A shares. This represents 25% of our $60 million, two-year authorization. We will continue to be focused on allocating capital to drive profitable growth and enhance value for our shareholders."

(1) The amount and share count as of August 5, 2022.
(2) Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

SUMMARY RESULTS

	Three Months Ended
($ in millions)	June 30,
	2022	2021
Revenue	$160.1	$154.0
Net income	32.3	37.9
Net income margin	20.2%	24.6%
Net cash provided by operating activities	37.6	48.7
Capital expenditures	3.1	5.0

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$41.1	$47.9
AEBITDA margin	25.7%	31.1%

	As of June 30,	As of December 31,
Balance Sheet Measures	2022	2021
Cash and cash equivalents	$316.1	$364.4
Available liquidity(2)	466.1	514.4

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except Average Revenue Per Daily Active Users ("ARPDAU"), Average Monthly Revenue Per Paying User ("AMRPPU"), and percentages; KPIs include only in-app purchases)

	Three Months Ended
	June 30,		Increase /
	2022	2021	(Decrease)
Mobile Penetration	90%	88%	2.0pp
Average Monthly Active Users	5.9	6.3	(0.4)
Average Daily Active Users	2.3	2.3	—
ARPDAU	$0.74	$0.72	$0.02
Average Monthly Paying Users	0.6	0.5	0.1
AMRPPU	$90.99	$96.29	($5.30)
Payer Conversion Rate	9.4%	8.5%	0.9pp
pp = percentage points.

Second Quarter 2022 Financial Highlights
•Second quarter revenue was $160.1 million, up 4% from the prior year period, with a full quarter of revenue contribution from Alictus while core social casino business performance remained strong.
•Net income was $32.3 million compared to $37.9 million in the prior year period due to an increase in operating expenses. This was primarily driven by an $11.8 million increase in user acquisition spend, a $2.3 million increase in personnel costs, and a $2.0 million increase in depreciation and amortization expenses, partially offset by a 4% increase in revenue and lower stock-based compensation and legal expenses.
•AEBITDA, a non-GAAP financial measure defined below, was $41.1 million compared to $47.9 million in the prior year period, primarily due to higher user acquisition cost (including marketing innovation initiatives), investments in our SciPlay engine and to build out a direct to consumer platform to support future growth and margin expansion. AEBITDA margin, a non-GAAP financial measure defined below, was 25.7% for the quarter.
•Net cash provided by operating activities was $37.6 million, a $11.1 million decrease over the prior year period, driven by an unfavorable change in working capital primarily due to the timing of vendor payments.
•Cash and cash equivalents decreased by $48.3 million to $316.1 million from the fourth quarter of 2021, primarily reflecting $106.2 million in cash consideration for the Alictus acquisition and $7.1 million in share repurchases during the quarter, partially offset by $74.2 million cash flow from operations during the first two quarters.

Second Quarter Key Performance Highlights
•Quick Hit Slots® achieved second consecutive record revenue.
•Payer conversion rate set a new record of 9.4% validating our continued payer focus and live-ops strategy to drive increased monetization.
•Average Monthly Paying Users (MPU) increased to 0.6 million compared to 0.5 million in the prior year period with Average Monthly Revenue Per Paying User (AMRPPU) staying above $90 levels.
•Average Revenue Per Daily Active User (ARPDAU) was up 2.8% to $0.74 compared to $0.72 in the prior year period.
•Mobile penetration increased 2 percentage points from the prior year period to 90%.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY Slots, and Hot Shot Casino®, casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live and a variety of hyper-casual games such as Rob Master 3D™, Deep Clean Inc.™ and Oh God™. All of SciPlay's games are offered and played on multiple platforms, including Apple, Google, Facebook, and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, Inc. (formerly known as Scientific Games Corporation) and its Subsidiaries. For more information, please visit SciPlay.com.
You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at investors.sciplay.com, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this or any other document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Grace Russell +1 702-577-7928	Rob Weiner +1 904-495-8227
Senior Director, Corporate Communications media@lnw.com	Vice President, Investor Relations robert.weiner@sciplay.com
All ® and © notices signify marks registered in the United States by SciPlay Games, LLC and/or SG Gaming, Inc., and or their respective affiliates.

© 2022 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

•the continuing impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
•Light & Wonder, Inc.’s (“Light & Wonder” and "Parent") announced decision to withdraw its offer to acquire our public shares not already owned by Light & Wonder may subject us to risks and uncertainties;
•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms and our ability to track data on those platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our ability to expand in international markets;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional purchases of coins, chips and cards to supplement the availability of periodically offered free coins, chips and cards;
•our ability to access additional financing and restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•our ability to use the intellectual property rights of our Parent and other third parties, including the third-party intellectual property rights licensed to Light & Wonder, under our intellectual property license agreement with our Parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
•reliance on or failures in information technology and other systems;

•loss of revenue due to unauthorized methods of playing our games;
•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our Parent and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•our expectations of future growth that will place significant demands on our management and operations;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•levels of insurance coverage against claims;
•our dependence on certain key providers; and
•U.S. and international economic and industry conditions.
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q and Part I, Item 1A “Risk Factors” in our 2021 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Due to rounding, certain numbers presented herein may not precisely recalculate.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$160.1	$154.0	$318.1	$305.1
Operating expenses:
Cost of revenue(1)	47.9	48.0	96.1	95.1
Sales and marketing(1)	46.6	34.1	86.6	68.8
General and administrative(1)	14.7	18.0	31.4	33.7
Research and development(1)	11.3	9.5	22.8	19.0
Depreciation and amortization	5.5	3.5	10.2	6.9
Restructuring and other	1.1	1.1	3.3	1.4
Operating income	33.0	39.8	67.7	80.2
Other expense, net	—	(0.1)	(0.5)	(0.5)
Net income before income taxes	33.0	39.7	67.2	79.7
Income tax expense	0.7	1.8	2.9	3.9
Net income	32.3	37.9	64.3	75.8
Less: Net income attributable to the noncontrolling interest	26.6	32.0	54.2	64.6
Net income attributable to SciPlay	$5.7	$5.9	$10.1	$11.2

Basic and diluted net income attributable to SciPlay per share:
Basic	$0.23	$0.24	$0.41	$0.47
Diluted	$0.23	$0.24	$0.41	$0.45

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	24.6	24.4	24.6	23.8
Diluted shares	24.8	24.7	24.8	24.9

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$316.1	$364.4
Accounts receivable, net	41.2	39.6
Prepaid expenses and other current assets	19.0	6.4
Total current assets	376.3	410.4
Property and equipment, net	3.0	3.5
Operating lease right-of-use assets	5.5	6.8
Goodwill	219.0	131.1
Intangible assets and software, net	80.1	49.6
Deferred income taxes	75.7	78.5
Other assets	1.6	1.7
Total assets	$761.2	$681.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19.8	$20.0
Accrued liabilities	52.3	50.2
Due to affiliate	3.1	1.6
Total current liabilities	75.2	71.8
Operating lease liabilities	4.1	5.4
Liabilities under TRA	64.7	64.7
Other long-term liabilities	38.0	14.7
Total stockholders’ equity(1)	$579.2	$525.0
Total liabilities and stockholders’ equity	$761.2	$681.6

(1) Includes $473.7 million and $426.4 million in noncontrolling interest as of June 30, 2022 and December 31, 2021, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$37.6	$48.7	$74.2	$68.3
Net cash used in investing activities	(3.1)	(5.0)	(111.3)	(7.1)
Net cash used in financing activities	(10.0)	(15.0)	(10.7)	(29.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.4)	0.1	(0.5)	(0.1)
Increase (decrease) in cash, cash equivalents and restricted cash	24.1	28.8	(48.3)	31.9
Cash, cash equivalents and restricted cash, beginning of period	292.0	272.0	364.4	268.9
Cash, cash equivalents and restricted cash, end of period	$316.1	$300.8	$316.1	$300.8

Supplemental cash flow information:
Cash paid for income taxes	$1.5	$0.3	$2.0	$4.1

Supplemental non-cash transactions:
Non-cash additions to intangible assets related to license agreements	$1.9	$—	$1.9	$14.0

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to SciPlay	$5.7	$5.9	$10.1	$11.2
Net income attributable to noncontrolling interest	26.6	32.0	54.2	64.6
Net income	32.3	37.9	64.3	75.8
Restructuring and other(1)	1.1	1.1	3.3	1.4
Depreciation and amortization	5.5	3.5	10.2	6.9
Income tax expense	0.7	1.8	2.9	3.9
Stock-based compensation	1.5	3.5	4.1	5.3
Other expense, net	—	0.1	0.5	0.5
AEBITDA	$41.1	$47.9	$85.3	$93.8
Revenue	$160.1	$154.0	$318.1	$305.1
Net income margin (Net income/Revenue)	20.2%	24.6%	20.2%	24.8%
AEBITDA margin (AEBITDA/Revenue)	25.7%	31.1%	26.8%	30.7%

(1) Refer to AEBITDA definition for a description of items included in restructuring and other.

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income margin (Net income/Revenue)	20.2%	24.6%	20.2%	24.8%
Restructuring and other	0.7%	0.7%	1.0%	0.5%
Depreciation and amortization	3.4%	2.3%	3.2%	2.3%
Income tax expense	0.5%	1.2%	0.9%	1.3%
Stock-based compensation	0.9%	2.3%	1.3%	1.6%
Other expense, net	0.0%	0.0%	0.2%	0.2%
AEBITDA margin (AEBITDA/Revenue)	25.7%	31.1%	26.8%	30.7%

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; (e) contingent acquisition consideration and (f) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels. Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations. The forward-looking non-GAAP financial measure target AEBITDA margin range is presented on a supplemental basis. We are not providing a forward-looking quantitative reconciliation of target AEBITDA margin to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.